Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (No. 333-258487, 333-202669, 333-210036 and 333-269149) on Forms S-8 and S-3 of Summit Materials, Inc. of our report dated April 28, 2023, with respect to the consolidated and combined financial statements of Argos North America Corp. and subsidiaries, which report appears in the Form 8-K/A of Summit Materials, Inc. dated February 12, 2024.

/s/ KPMG LLP

Atlanta, Georgia
February 12, 2024